                                                                 Exhibit 10.1

                                                        EXECUTION CONFORMED COPY
================================================================================

                                CREDIT AGREEMENT
                                   dated as of
                                  April 6, 2001
                                      among
                              AOL TIME WARNER INC.,
                                   as Borrower
                            The Lenders Party Hereto,
                            THE CHASE MANHATTAN BANK,
                            as Administrative Agent,

                    CITIBANK, N.A. AND BANK OF AMERICA, N.A.
                            as Co-Syndication Agents,

                                       and

                               ABN AMRO BANK N.V.,
                             as Documentation Agent


                $5,000,000,000 364-DAY REVOLVING CREDIT FACILITY


================================================================================


                         BANC OF AMERICA SECURITIES LLC,
                   as Joint Lead Arranger and Joint Bookrunner

                                       and

                 JPMORGAN, A DIVISION OF CHASE SECURITIES INC.,
              as Advisor, Joint Lead Arranger and Joint Bookrunner

                                TABLE OF CONTENTS



                                                                                                     Page
                                                                                                     ----

ARTICLE I  Definitions................................................................................1

         SECTION 1.01. Defined Terms..................................................................1
         SECTION 1.02. Classification of Loans and Borrowings........................................18
         SECTION 1.03. Terms Generally...............................................................18
         SECTION 1.04. Accounting Terms; GAAP........................................................18

ARTICLE II The Credits...............................................................................19

         SECTION 2.01. Commitments...................................................................19
         SECTION 2.02. Loans and Borrowings..........................................................19
         SECTION 2.03. Requests for Revolving Borrowings.............................................19
         SECTION 2.04. Swingline Loans...............................................................20
         SECTION 2.05. Funding of Borrowings.........................................................21
         SECTION 2.06. Interest Elections............................................................22
         SECTION 2.07. Termination and Reduction of Commitments......................................23
         SECTION 2.08. Repayment of Loans; Evidence of Debt..........................................24
         SECTION 2.09. Prepayment of Loans...........................................................24
         SECTION 2.10. Fees..........................................................................25
         SECTION 2.11. Interest......................................................................26
         SECTION 2.12. Alternate Rate of Interest....................................................27
         SECTION 2.13. Increased Costs...............................................................27
         SECTION 2.14. Break Funding Payments........................................................28
         SECTION 2.15. Taxes.........................................................................29
         SECTION 2.16. Payments Generally; Pro Rata Treatment; Sharing of Setoffs....................30
         SECTION 2.17. Mitigation Obligations; Replacement of Lenders................................31

ARTICLE III Representations and Warranties...........................................................32

         SECTION 3.01. Organization; Powers..........................................................32
         SECTION 3.02. Authorization; Enforceability.................................................32
         SECTION 3.03. Governmental Approvals; No Conflicts..........................................33
         SECTION 3.04. Financial Condition; No Material Adverse Change...............................33
         SECTION 3.05. Properties ...................................................................34
         SECTION 3.06. Litigation and Environmental Matters..........................................34
         SECTION 3.07. Compliance with Laws and Agreements...........................................34
         SECTION 3.08. Government Regulation.........................................................34
         SECTION 3.09. Taxes.........................................................................35
         SECTION 3.10. ERISA.........................................................................35
         SECTION 3.11. Disclosure....................................................................35


                                                                                                     Page
                                                                                                     ----
ARTICLE IV Conditions................................................................................35

         SECTION 4.01. Effective Date................................................................35
         SECTION 4.02. Each Credit Event.............................................................36

ARTICLE V Affirmative Covenants......................................................................37

         SECTION 5.01. Financial Statements and Other Information....................................37
         SECTION 5.02. Notices of Material Events....................................................38
         SECTION 5.03. Existence; Conduct of Business................................................39
         SECTION 5.04. Payment of Obligations........................................................39
         SECTION 5.05. Maintenance of Properties; Insurance..........................................39
         SECTION 5.06. Books and Records; Inspection Rights..........................................39
         SECTION 5.07. Compliance with Laws..........................................................40
         SECTION 5.08. Use of Proceeds...............................................................40
         SECTION 5.09. Fiscal Periods; Accounting....................................................40

ARTICLE VI Negative Covenants........................................................................40

         SECTION 6.01. Financial Covenants...........................................................40
         SECTION 6.02. Indebtedness..................................................................41
         SECTION 6.03. Liens.........................................................................41
         SECTION 6.04. Mergers, Etc..................................................................43
         SECTION 6.05. Investments...................................................................43
         SECTION 6.07. Transactions with Affiliates..................................................43
         SECTION 6.08. Unrestricted Subsidiaries.....................................................44

ARTICLE VII Events of Default........................................................................44


ARTICLE VIII The Agents..............................................................................47


ARTICLE IX Miscellaneous.............................................................................49

         SECTION 9.01. Notices.......................................................................49
         SECTION 9.02. Waivers; Amendments...........................................................50
         SECTION 9.03. Expenses; Indemnity; Damage Waiver............................................50
         SECTION 9.04. Successors and Assigns........................................................51
         SECTION 9.05. Survival......................................................................54
         SECTION 9.06. Counterparts; Integration; Effectiveness......................................54
         SECTION 9.07. Severability..................................................................55
         SECTION 9.08. Right of Setoff...............................................................55
         SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process....................55
         SECTION 9.10. WAIVER OF JURY TRIAL..........................................................56
         SECTION 9.11. Headings......................................................................56
         SECTION 9.12. Confidentiality...............................................................56
         SECTION 9.13. Acknowledgements..............................................................57

SCHEDULES:

Schedule 2.01 -- Commitments

Schedule 6.08 - Unrestricted Subsidiaries



EXHIBITS:

Exhibit A -- Form of Assignment and Acceptance

Exhibit B -- Credit Agreement

                                                                 Exhibit B
                                                         to the Credit Agreement

                  364-DAY CREDIT AGREEMENT (as amended, supplemented or otherwise modified from time to time, this "Agreement") dated as of April 6, 2001, among AOL TIME WARNER INC., a Delaware corporation (the "Borrower"), the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders"), CITIBANK, N.A. and BANK OF AMERICA, N.A., as co-syndication agents (in such capacity, the "Co-Syndication Agents"), ABN AMRO BANK N.V., as documentation agent (in such capacity, the "Documentation Agent") and THE CHASE MANHATTAN BANK, as administrative agent.

                  WHEREAS, the Borrower has requested the Lenders to make loans to it in an aggregate amount of up to $5,000,000,000 as more particularly described herein;

                  WHEREAS, the Lenders are willing to make such loans on the terms and conditions contained herein;

                  NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

        1.
Definitions

         (a) Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

                  "ABR" when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

                  "Adjusted Financial Statements" means, for any period, (a) the balance sheet of the Borrower and its Restricted Subsidiaries (treating Unrestricted Subsidiaries as equity investments of the Borrower to the extent that such Unrestricted Subsidiaries would not otherwise be treated as equity investments of the Borrower in accordance with GAAP) as of the end of such period and (b) the related statements of operations and stockholders equity for such period and, if such period is not a fiscal year, for the then elapsed portion of the fiscal year (treating Unrestricted Subsidiaries as equity investments of the Borrower to the extent that such Unrestricted Subsidiaries would not otherwise be treated as equity investments of the Borrower in accordance with GAAP).

                  "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

                  "Administrative Agent" means The Chase Manhattan Bank, together with its affiliates, as an arranger of the Commitments and as administrative agent for the Lenders hereunder, together with any of its successors pursuant to Article VIII.

                  "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

                  "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided, that two or more Persons shall not be deemed Affiliates because an individual is a director and/or officer of each such Person.

                   "Agents" means the collective reference to the Co-Syndication Agents, the Documentation Agent and the Administrative Agent.

                  "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "America Online" means America Online, Inc., a Delaware corporation.

                  "Applicable Percentage" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

                  "Applicable Rate" means, for any day, with respect to any Eurodollar Loan, the Facility Fee or the Utilization Fee payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "Eurodollar Spread", "Facility Fee Rate" or "Utilization Fee Rate", as the case may be, based upon the corporate credit ratings (or an equivalent thereof, including, in the case of Moody's, and until such time as Moody's may assign a corporate credit rating to the Borrower, the senior unsecured long term debt credit rating) (in each case, a "Rating") assigned by Moody's and S&P, respectively, applicable on such date to the Borrower:

===========================================================================================
            Ratings              Eurodollar        Facility Fee         Utilization Fee
         S&P / Moody's             Spread              Rate                   Rate
-------------------------------------------------------------------------------------------
          Category A                28.0                7.0                   5.0
          ----------
            A / A2
-------------------------------------------------------------------------------------------
          Category B                32.0                8.0                   5.0
          ----------
            A- / A3
-------------------------------------------------------------------------------------------
          Category C                36.0                9.0                   5.0
          ----------
          BBB+ / Baa1
-------------------------------------------------------------------------------------------
          Category D                50.0               12.5                  10.0
          ----------
          BBB / Baa2
-------------------------------------------------------------------------------------------
          Category E                62.5               17.5                  15.0
          ----------
          BBB- / Baa3
-------------------------------------------------------------------------------------------
          Category F                75.0               25.0                  20.0
          ----------
     Lower than BBB- /Baa3
===========================================================================================


                  For purposes of the foregoing, (a) if either Moody's or S&P shall not have in effect a Rating for the Borrower (other than by reason of the circumstances referred to in clause

(c) of this definition), then the Rating assigned by the other rating agency shall be used; (b) if the Ratings for the Borrower assigned by Moody's and S&P shall fall within different Categories, the Applicable Rate shall be based on the higher of the two Ratings unless one of the two Ratings is two or more Categories lower than the other, in which case the Applicable Rate shall be determined by reference to the Category next below that of the higher of the two ratings; (c) if either rating agency shall cease to assign a Rating for the Borrower solely because the Borrower elects not to participate or otherwise cooperate in the ratings process of such rating agency, the Applicable Rate shall not be less than that before such rating agency's Rating for the Borrower became unavailable; and (d) if the Ratings for the Borrower assigned by Moody's and S&P shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

                  "Availability Period" means the period from and including the Effective Date to but excluding the Commitment Termination Date.

                  "Board" means the Board of Governors of the Federal Reserve System of the United States.

                  "Borrower" has the meaning assigned to such term in the preamble hereto.

                  "Borrowing" means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.

                  "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.03.

                  "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                  "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Capital Stock" means, with respect to any Person, any and all shares, partnership interests or other equivalents (however designated and whether voting or non-voting) of such Person's equity, whether outstanding on the date hereof or hereafter issued, and any and all equivalent ownership interests in a Person (other than a corporation) and any and all rights, warrants or options to purchase or acquire or exchangeable for or convertible into such shares, partnership interests or other equivalents.

                  "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) that (i) have maturities of not more than six months from the date of acquisition thereof or (ii) are subject to a repurchase agreement with an institution described in clause (b)(i) or (ii) below exercisable within six months from the date of acquisition thereof, (b) U.S. Dollar-denominated and Eurodollar time deposits, certificates of deposit and bankers' acceptances of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (ii) any bank whose short-term commercial paper rating from S&P is at least A-2 or the equivalent thereof or from Moody's is at least P-2 or the equivalent thereof (any such bank, an "Approved Lender"), in each case with maturities of not more than six months from the date of acquisition thereof, (c) commercial paper and variable and fixed rate notes issued by any Lender or Approved Lender or by the parent company of any Lender or Approved Lender and commercial paper and variable rate notes issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's, and in each case maturing within six months after the date of acquisition thereof, (d) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (e) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition, (f) tax-exempt commercial paper of U.S. municipal, state or local governments rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's and maturing within six months after the date of acquisition thereof, (g) shares of money market mutual or similar funds sponsored by any registered broker dealer or mutual fund distributor, (h) repurchase obligations entered into with any bank meeting the qualifications of clause (b) above or any registered broker dealer whose short-term commercial paper rating from S&P is at least A-2 or the equivalent thereof or from Moody's is at least P-2 or the equivalent thereof, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government or residential whole loan mortgages, and (i) demand deposit accounts maintained in the ordinary course of business.

                  "Change in Control" means either (a) a Person or "group" (within the meaning of Section 13(d) and 14(d) of the Exchange Act) acquiring or having beneficial ownership (it being understood that a tender of shares or other equity interests shall not be deemed acquired or giving beneficial ownership until such shares or other equity interests shall have been accepted for payment) of securities (or options to purchase securities) having a majority or more of the ordinary voting power of the Borrower (including options to acquire such voting power) or (b) persons who are directors of the Borrower as of the date hereof or persons designated or approved by such directors ceasing to constitute a majority of the board of directors of the Borrower.

                  "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive of any Governmental Authority made or issued after the date of this Agreement.

                  "Chase" means The Chase Manhattan Bank.

                  "Class" when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans.

                  "Co-Syndication Agents" has the meaning assigned to such term in the preamble hereto.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable.

                  "Commitment Termination Date" means the earlier of (a) the Business Day immediately preceding the first anniversary of the Effective Date and (b) the date on which the Commitments shall terminate in accordance with the provisions of this Agreement.

                  "Commitment Utilization Percentage" means on any day the percentage equivalent to a fraction (a) the numerator of which is the sum of the aggregate outstanding principal amount of the Loans (including Swingline Loans), and (b) the denominator of which is the aggregate amount of the Commitments then in effect (or, on any day after the termination of the Commitments, the aggregate amount of the Commitments in effect immediately preceding such termination).

                  "Conduit Lender" means any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument, subject to the consent of the Administrative Agent and the Borrower (which consent shall not be unreasonably withheld); provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 2.13, 2.14, 2.15 or 9.03 than the designating Lender would have been entitled to receive in respect of the Loans made by such Conduit Lender or (b) be deemed to have any Commitment. The making of a Loan by a Conduit Lender hereunder shall utilize the Commitment of a designating Lender to the same extent, and as if, such Loan were made by such designating Lender.

                  "Consolidated EBITDA" means, for any period for any Person, the Consolidated Net Income of such Person for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense (excluding amortization of film inventory that does not constitute amortization of purchase price amortization), (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs (excluding amortization of film inventory that does not constitute amortization of purchase price amortization),
(e) any extraordinary, unusual or non-recurring non-cash expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash losses on sales of assets outside of the ordinary course of business), and (f) minority interest expense in respect of preferred stock of Subsidiaries of such Person, and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income and (b) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business), all as determined on a consolidated basis.

                  "Consolidated Leverage Ratio" means, as at the last day of any period of four consecutive fiscal quarters for any Person, the ratio of (a) Consolidated Total Debt of such Person on such day to (b) Consolidated EBITDA of such Person (and its Restricted Subsidiaries only, in the case of the Borrower) for such period, provided that the Consolidated Leverage Ratio for the Borrower shall be calculated, with respect to quarters ended on or prior to December 31, 2000, on a pro forma basis consistent with the preparation of financial statements delivered pursuant to Section 3.04(b).

                  "Consolidated Net Income" means, for any period for any Person, the consolidated net income (or loss) of such Person and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded, without duplication (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of such Person or is merged into or consolidated with such Person or any of its Subsidiaries or that such other Person's assets are acquired by such Person or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than (i) in the case of the Borrower, a Restricted Subsidiary and (ii) in the case of any other Person, a Subsidiary of such Person) in which such Person or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by such Person (or (i) in the case of the Borrower, its Restricted Subsidiary and (ii) in the case of any other Person, its Subsidiaries) in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of its charter or any agreement or instrument (other than any Credit Document), judgment, decree, order, statute, rule, governmental regulation or other requirement of law applicable to such Subsidiary; provided that the income of any Subsidiary of such Person shall not be excluded by reason of this clause (c) so long as such Subsidiary guarantees the Obligations of such Person.

                  "Consolidated Net Worth" means at any date, all amounts that would, in conformity with GAAP, be included on a consolidated balance sheet of the Borrower and its Subsidiaries under stockholders' equity at such date; provided that such amounts shall be calculated in accordance with Section 1.04.

                  "Consolidated Total Assets" means at any date, all amounts that would, in conformity with GAAP, be included on a consolidated balance sheet of the Borrower and its Subsidiaries under total assets at such date; provided that such amounts shall be calculated in accordance with Section 1.04.

                  "Consolidated Total Debt" means, at any date, (a) with respect to the Borrower, the aggregate principal amount of Indebtedness of the Borrower and its Restricted Subsidiaries minus (i) the aggregate principal amount of any such Indebtedness that is payable either by its terms or at the election of the obligor in equity securities of the Borrower or the proceeds of options in respect of such equity securities, (ii) the aggregate amount of any Stock Option Loans, (iii) the aggregate principal amount of Film Financings and (iv) the aggregate amount of cash and Cash Equivalents held by the Borrower or any of its Restricted Subsidiaries in excess of $200,000,000 and (b) for purposes of
Section 6.02(b) (until such time as TWE becomes a Guarantor, at which time this clause (b) shall cease to apply), the aggregate principal amount of Indebtedness of TWE and its Subsidiaries minus (i) the aggregate principal amount of any such Indebtedness that is payable either by its terms or at the election of the obligor in equity securities of TWE or the proceeds of options in respect of such equity securities, (ii) the aggregate principal amount of Film Financings, and (iii) the aggregate amount of cash and Cash Equivalents held by TWE or any of its Subsidiaries, all determined on a consolidated basis in accordance with GAAP.

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

                  "Copyright Liens" means any Liens granted by the Borrower or any of its Subsidiaries on copyrights relating to movies or other programming, which movies or other programming are subject to one or more contracts entitling the Borrower or such Subsidiary to future payments in respect of such movies or other programming and which contractual rights to future payments are to be transferred by the Borrower or Subsidiary to a special purpose Subsidiary of the Borrower or Subsidiary organized for the purpose of monetizing such rights to future payments, provided that such Liens (a) are granted directly or indirectly for the benefit of the special purpose Subsidiary and/or the Persons who purchase such contractual rights to future payments from such special purpose Subsidiary and (b) extend only to the copyrights for the movies or other programming subject to such contracts for the purpose of permitting the completion, distribution and exhibition of such movies or other programming.

                  "Credit Documents" means this Agreement, each Guarantee and each Note.

                  "Credit Parties" means the Borrower and the Guarantors; and "Credit Party" means any of them.

                  "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Defaulting Lender" means any Lender which fails to make any Loan required to be made by it in accordance with the terms and conditions of this Agreement.

                  "Documentation Agent" has the meaning assigned to such term in the preamble hereto.

                  "dollars" or $" refers to lawful money of the United States.

                  "Effective Date" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

                  "Environmental Law" means all applicable and binding laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, or agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

                  "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

                  "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or in Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Credit Party or any of its ERISA Affiliates of any unfunded liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Credit Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by any Credit Party or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (g) the receipt by any Credit Party or any ERISA Affiliate of any notice concerning the imposition on such entity of Withdrawal Liability or a determination that a Multiemployer Plan with respect to which such entity is obligated to contribute or is otherwise liable is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; or (h) the occurrence, with respect to a Plan or a Multiemployer Plan, of a nonexempt "prohibited transaction" (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could reasonably be expected to result in liability to a Credit Party.

                  "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

                  "Event of Default" has the meaning assigned to such term in
Article VII.

                  "Excess Utilization Day" means each day on which the Commitment Utilization Percentage exceeds 50%.

                  "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

                  "Excluded Taxes" means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section

2.17(b)), any withholding tax (i) that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or designates a new lending office or (ii) is attributable to such Foreign Lender's failure or inability to comply with Section 2.15(f), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of such designation of a new lending office or assignment, to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.15(a).

                  "Facility Fee" has the meaning assigned to such term in
Section 2.10(a).

                  "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Film Financing" means, without duplication, monetary obligations arising out of transactions in which so-called tax-based financing groups or other third-party investors provide financing for the acquisition, production or distribution of motion pictures, television programs, sound recordings or books or rights with respect thereto in exchange, in part, for certain tax or other benefits which are derived from such motion pictures, television programs, sound recordings, books or rights; provided that no such monetary obligations shall have, directly or indirectly, recourse (including by way of setoff) to the Borrower or any Restricted Subsidiary or any of its assets other than to the profits or distribution rights related to such motion pictures, television programs, sound recordings, books or rights and other than to a Subsidiary of TWE or TBS substantially all of the assets of which consist of the motion pictures, television programs, sound recordings, books or rights which are the subject of such transaction and related cash and Cash Equivalents.

                  "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

                   "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

                  "Franchise" means, with respect to any Person, a franchise, license, authorization or right to construct, own, operate, manage, promote, extend or otherwise utilize any cable television distribution system operated or to be operated by such Person or any of its Subsidiaries granted by any Governmental Authority, but shall not include any such franchise, license, authorization or right that is incidentally required for the purpose of installing, constructing or extending a cable television system.

                  "GAAP" means generally accepted accounting principles in the United States.

                  "Governmental Authority" means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Guarantee Obligations" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided, that the term Guarantee Obligations shall not include endorsements for collection or deposit in the ordinary course of business.

                  "Guarantees" means, collectively, the Guarantees to be executed and delivered by each of the Guarantors, substantially in the form of Exhibit B.

                  "Guarantors" means (a) America Online, (b) Time Warner, (c) TBS, (d) Time Warner Companies, Inc., a Delaware corporation, (e) TWI Cable Inc., a Delaware corporation, and (f) any other Person that becomes a party to the Guarantee after the Effective Date.

                  "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                  "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (but not including synthetic or operating leases), (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business and payment obligations of such Person pursuant to agreements entered into in the ordinary course of business, which payment obligations are contingent on another Person's satisfactory provision of services or products), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien (other than a Copyright Lien or Liens on interests or Investments in Unrestricted Subsidiaries) on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed (but only to the extent of the lesser of the fair market value of the property subject to such Lien and the amount of such Indebtedness), (g) all Guarantee Obligations of such Person with respect to Indebtedness of others (except to the extent that such Guarantee Obligation guarantees Indebtedness of a Restricted Subsidiary), (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit (but only to the extent of all drafts drawn thereunder) and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. Notwithstanding the foregoing, Indebtedness shall not include (i) any obligation of such Person to guarantee performance of, or enter into indemnification agreements with respect to, obligations, entered into in the ordinary course of business, under any and all Franchises, leases, performance bonds, franchise bonds and obligations to reimburse drawings under letters of credit issued in lieu of performance or franchise bonds, (ii) completion bonds or guarantees or indemnities of a similar nature issued in the ordinary course of business in connection with the production of motion pictures and video and television programming or (iii) obligations to make Tax Distributions. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other contractual relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

                  "Indemnified Taxes" means Taxes other than Excluded Taxes.

                  "Interest Election Request" means a request by the Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.06.

                  "Interest Payment Date" means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period, and
(c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

                  "Interest Period" means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is (a) one, two, three or six months (or, with the consent of each Lender, a shorter period) thereafter, as the Borrower may elect and (b) one month thereafter, if the Borrower has made no election, provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

                  "Investment" by any Person means any direct or indirect (a) loan, advance or other extension of credit or contribution to any other Person (by means of transfer of cash or other property to others, payments for property or services for the account or use of others, mergers or otherwise), (b) purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities (including any option, warrant or other right to acquire any of the foregoing) or evidences of Indebtedness issued by any other Person (whether by merger, consolidation, amalgamation or otherwise and whether or not purchased directly from the issuer of such securities or evidences of Indebtedness), (c) purchase or acquisition (in one transaction or a series of transactions) of any assets of any other Person constituting a business unit and (d) all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP. Investments shall exclude extension of trade credit and advances to customers and suppliers to the extent made in the ordinary course of business and in accordance with customary industry practice.

                  "Lender Affiliate" means, (a) with respect to any Lender, (i) an Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

                   "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered to the London branches of the Reference Banks in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in (including sales of accounts), on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing, but excluding any operating leases) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

                   "Material Adverse Effect" means a material adverse effect on
(a) the financial condition, business, results of operations, properties or liabilities of the Borrower and the Subsidiaries taken as a whole, (b) the ability of any Credit Party to perform any of its material obligations to the Lenders under any Credit Document to which it is or will be a party or (c) the rights of or benefits available to the Lenders under any Credit Document.

                  "Material Indebtedness" means Indebtedness (other than the Loans), of any one or more of the Borrower and its Restricted Subsidiaries or any Material Subsidiary of the Borrower in an aggregate principal amount exceeding $100,000,000.

                  "Material Subsidiary" of any Person means, at any date, each Subsidiary of such Person which, either alone or together with the Subsidiaries of such Subsidiary, meets any of the following conditions:

2. as of the last day of such Person's most recently ended fiscal quarter for which financial statements have been filed with the SEC the investments of such Person and its Subsidiaries in, or their proportionate share (based on their equity interests) of the book value of the total assets (after intercompany eliminations) of, the Subsidiary in question exceeds 10% of the book value of the total assets of such Person and its consolidated Subsidiaries;
3. for the full four consecutive quarter period ended on the last day of such Person's most recently ended fiscal quarter for which financial statements have been filed with the SEC, the equity of such Person and its Subsidiaries in the revenues from continuing operations of the Subsidiary in question exceeds 10% of the revenues from continuing operations of such Person and its consolidated Subsidiaries; or
4. for the full four consecutive quarter period ended on the last day of such Person's most recently ended fiscal quarter for which financial statements have been filed with the SEC, the equity of such Person and its Subsidiaries in the Consolidated EBITDA of the Subsidiary in question exceeds 10% of the Consolidated EBITDA of such Person.

                  "Maturity Date" means the Commitment Termination Date, or if the Borrower has delivered a Term Out Notice, the second anniversary of the Commitment Termination Date.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

                  "Note" means any promissory note evidencing Loans.

                  "Obligations" has the meaning assigned to such term in the Guarantees.

                  "Officer's Certificate" means a certificate executed by the Chief Financial Officer, the Treasurer or the Controller of the Borrower or such other officer of the Borrower reasonably acceptable to the Administrative Agent and designated as such in writing to the Administrative Agent by the Borrower.

                  "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

                  "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Prime Rate" means the rate of interest per annum publicly announced from time to time by Chase as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "Rating" has the meaning assigned to such term in the definition of "Applicable Rate".

                  "Reference Banks" means Chase, Bank of America, N.A. and Citibank, N.A.

                  "Register" has the meaning set forth in Section 9.04.

                  "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "Required Lenders" means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time.

                  "Responsible Officer" of the Borrower means any of the Chief Executive Officer, Chief Legal Officer, Chief Financial Officer, Treasurer or Controller (or any equivalent of the foregoing officers) of the Borrower.

                  "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the

Borrower, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Borrower or any option, warrant or other right to acquire any such shares of capital stock of the Borrower.

                  "Restricted Subsidiaries" of the Borrower means, as of any date, all Subsidiaries of the Borrower that have not been designated as Unrestricted Subsidiaries by the Borrower pursuant to Section 6.08 or have been so designated as Unrestricted Subsidiaries by the Borrower but prior to such date have been (or have been deemed to be) re-designated by the Borrower as Restricted Subsidiaries pursuant to Section 6.08.

                  "Revolving Borrowing" means a Borrowing of Revolving Loans.

                  "Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and Swingline Exposure at such time.

                  "Revolving Loan" means a Loan made pursuant to Section 2.03.

                  "S&P" means Standard & Poor's Rating Services.

                  "SEC" means the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

                  "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentage shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "Stock Option Loans" means (a) borrowings under that certain Credit Agreement dated as of March 13, 1998, as amended, among Time Warner, Chase, as administrative agent thereunder, and the lenders party thereto; provided the lenders thereunder shall not have the benefit of any Lien other than on the Capital Stock of Time Warner and proceeds therefrom or (b) borrowings under substantially similar facilities.

                  "Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held. Unless otherwise qualified, all references to a "Subsidiary" or "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

                  "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

                  "Swingline Lender" means Chase, in its capacity as lender of Swingline Loans hereunder.

                  "Swingline Loan" means a Loan made pursuant to Section 2.04.

                  "Tax Distribution" means, with respect to any period, distributions made to any Person by a Subsidiary of such Person on or with respect to income and other taxes, which distributions are not in excess of the tax liabilities that would have been payable by such Subsidiary on a standalone basis, and which are calculated in accordance with, and made no earlier than as required by, the terms of the applicable organizational document which requires such distribution.

                  "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "TBS" means Turner Broadcasting System, Inc., a Georgia corporation.

                  "Term Out Notice" has the meaning assigned to such term in
Section 2.08(e).

                  "Time Warner" means Time Warner Inc., a Delaware corporation.

                  "Transactions" means the execution, delivery and performance by the Borrower of this Agreement, the borrowing of Loans and the use of the proceeds thereof.

                  "TWE" means Time Warner Entertainment Company, L.P., a Delaware limited partnership.

                  "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

                  "United States" means the United States of America.

                  "Unrestricted Subsidiary" has the meaning assigned to such term in Section 6.08.

                  "Utilization Fee" has the meaning assigned to such term in
Section 2.10(b).

                  "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

         (b) Classification of Loans and Borrowings.

                  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

         (c) Terms Generally.

                  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words, "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

         (d) Accounting Terms; GAAP.

                  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, (a) if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith and (b) Consolidated Net Worth and Consolidated Total Assets shall be calculated at all times in accordance with GAAP as in effect on the Effective Date solely as it relates to the impairment of goodwill and intangibles.


       2.
The Credits

         (a) Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrower from time to time during the Availability

Period in an aggregate principal amount that will not result in (a) such Lender's Revolving Credit Exposure exceeding such Lender's Commitment or (b) the sum of the total Revolving Credit Exposures exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

         (b) Loans and Borrowings. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

Option 1. Subject to Section 2.12, each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

Option 2. At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $20,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $20,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments. Each Swingline Loan shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 20 Eurodollar Revolving Borrowings outstanding.

Option 3. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

         (c) Requests for Revolving Borrowings. To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing and (b) in the case of an ABR Borrowing, not later than 10:00 a.m., New York City time, on the day of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower.
Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

                      (A) the aggregate amount of the requested Borrowing;

                      (B) the date of such Borrowing, which shall be a Business
             Day;

                      (C) whether such Borrowing is to be an ABR Borrowing or a
             Eurodollar Borrowing;

                      (D) in the case of a Eurodollar Borrowing, the initial
             Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

                      (E) the location and number of the Borrower's account to
             which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

         (d) Swingline Loans. (b) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $75,000,000 or
(ii) the sum of the total Revolving Credit Exposures exceeding the total Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

Option 1. To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 2:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

Option 2. The Swingline Lender may by written notice given to the Administrative Agent not later than 12:00 noon, New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof. Notwithstanding the foregoing, a Lender shall not have any obligation to acquire a participation in a Swingline Loan pursuant to this paragraph if an Event of Default shall have occurred and be continuing at the time such Swingline Loan was made and such Lender shall have notified the Swingline Lender in writing, at least one Business Day prior to the time such Swingline Loan was made, that such Event of Default has occurred and that such Lender will not acquire participations in Swingline Loans made while such Event of Default is continuing.

         (e) Funding of Borrowings. (c) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request.

Option 1. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at
(i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's
Loan included in such Borrowing.

         (f) Interest Elections. (d) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

Option 1. To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

Option 2. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

                  (A) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                  (B) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                  (C) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

                  (D) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

Option 3. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

Option 4. If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Eurodollar Revolving Borrowing having a one month Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

         (g) Termination and Reduction of Commitments. Unless previously terminated, the Commitments shall terminate on the Commitment Termination Date.

Option 1. The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $10,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.09, the sum of the Revolving Credit Exposures would exceed the total Commitments.

Option 2. The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (a) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

     (h) Repayment of Loans; Evidence of Debt. (e) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding.

Option 1. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

Option 2. The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

Option 3. Any Lender may request that Loans made by it be evidenced by a Note. In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more Notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

Option 4. The Borrower may elect to extend the maturity of all Revolving Loans outstanding on the Commitment Termination Date to the date which is the second anniversary of the Commitment Termination by giving written notice (the "Term Out Notice") of such election to the Administration Agent at least 15 days prior to the Commitment Termination Date.

     (i) Prepayment of Loans. (f) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section.

Option 1. The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Revolving Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 12:00 noon, New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11.

     (j) Fees. (g) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee (a "Facility Fee") which shall accrue at the Applicable Rate on the daily amount of the Commitment of such Lender (whether used or unused) during the period from and including the Effective Date to but excluding the date on which such Commitment terminates; provided that, if such Lender continues to have any Revolving Credit Exposure after its Commitment terminates, then such Facility Fee shall continue to accrue on the daily amount of such Lender's Revolving Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued Facility Fees shall be payable in arrears on the last day of March, June, September and December of each year and on the Maturity Date (or such earlier date after the Commitment Termination Date on which the Loans are repaid in full), commencing on the first such date to occur after the date hereof. All Facility Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

Option 1. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a utilization fee (a "Utilization Fee") which shall accrue at a rate per annum equal to the Applicable Rate on the daily amount of such Lender's Revolving Credit Exposure for each Excess Utilization Day during the period from and including the Effective Date to but excluding the date on which such Lender's Commitment terminates; provided that if such Lender continues to have Revolving Credit Exposure after its Commitment terminates, then such Utilization Fee shall continue to accrue on the daily amount of such Lender's Revolving Credit Exposure for each Excess Utilization Day from and including the Effective Date to but excluding the date on which it ceases to have any Revolving Credit Exposure (it being understood that if the Commitment Utilization Percentage is less than 50% on the Commitment Termination Date, no Utilization Fee is payable after such date). Accrued Utilization Fees shall be payable in arrears on the last day of March, June, September and December of each year and on the Maturity Date (or such earlier date after the Commitment Termination Date on which the Loans are repaid in full), commencing on the first such date to occur after the date hereof. All Utilization Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

Option 2. The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

Option 3. All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of Facility Fees and Utilization Fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

     (k) Interest. (h) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at a rate per annum equal to the Alternate Base Rate.

Option 1. The Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to in the case of a Eurodollar Revolving Loan, the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

Option 2. Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided above.

Option 3. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Eurodollar Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion and (iv) all accrued interest shall be payable upon termination of the Commitments.

Option 4. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

     (l) Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

                  (1) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

                  (2) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

     (m) Increased Costs. (i) If any Change in Law shall:

                  (A) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

                  (B) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs actually incurred or reduction actually suffered.

Option 2. If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by, such Lender, to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction actually suffered.

Option 3. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Option 4. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than six months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

                  Notwithstanding any other provision of this Section 2.13, no Lender shall demand compensation for any increased costs or reduction referred to above if it shall not be the general policy or practice of such Lender to demand such compensation in similar circumstances under comparable provisions of other credit agreements, if any (it being understood that this sentence shall not in any way limit the discretion of any Lender to waive the right to demand such compensation in any given case).

     (n) Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.09(b) and is revoked in accordance herewith), or
(d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.17, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for dollar deposits from other banks in the eurodollar market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

     (o) Taxes. (j) Any and all payments by or an account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

Option 1. In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

Option 2. The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

Option 3. If a Lender or the Administrative Agent receives a refund in respect of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.15, it shall within 30 days from the date of such receipt pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this
Section 2.15 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund, as determined by such Lender in its sole discretion), net of all out-of-pocket expenses of such Lender or the Administrative Agent and without interest (other than interest paid by the relevant taxation authority with respect to such refund); provided that the Borrower, upon the request of such Lender or the Administrative Agent, agrees to repay the amount paid over to the Borrower (plus penalties, interest or other charges) to such Lender or the Administrative Agent in the event such Lender or the Administrative Agent is required to repay such refund to such taxation authority.

Option 4. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

Option 5. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

     (p) Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (k) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or, or under Section 2.13, 2.14 or 2.15, or otherwise) prior to 1:00 p.m., New York City time, on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.13, 2.14, 2.15 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

Option 1. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and
(ii) second, to pay principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

Option 2. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

Option 3. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

Option 4. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(b) or 2.16(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender from or on behalf of any Credit Party or otherwise in respect of the Obligations to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

     (q) Mitigation Obligations; Replacement of Lenders. (l) If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

Option 1. If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, or if any Lender becomes a Defaulting Lender hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Commitment is being assigned, the Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to
Section 2.15, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

     3.
Representations and Warranties

                  The Borrower represents and warrants to the Lenders that:

     (a) Organization; Powers. Each Credit Party and each Restricted Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

     (b) Authorization; Enforceability. The Transactions are within the Credit Parties' corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. Each Credit Document (other than each Note) has been, and each Note when delivered hereunder will have been, duly executed and delivered by the Credit Parties party thereto. Each Credit Document (other than each Note) constitutes, and each Note when delivered hereunder will be, a legal, valid and binding obligation of each such Credit Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

     (c) Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate (i) any applicable law or regulation or (ii) the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, except, in each case (other than clause
(b)(ii) with respect to any Credit Party), such as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

     (d) Financial Condition; No Material Adverse Change. (m) The consolidated balance sheet and statements of income, stockholders equity and cash flows (including the notes thereto) (i) of America Online as of and for the fiscal years ended December 31, 1999 and December 31, 2000, reported on by Ernst
& Young LLP, independent public accountants, and (ii) of Time Warner as of and for the fiscal years ended December 31, 1999 and December 31, 2000, reported on by Ernst & Young LLP, independent accountants, copies of which have heretofore been furnished to each Lender, present fairly, in all material respects, the financial position and results of operations and cash flows respectively, of America Online and Time Warner and their respective consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP.

Option 1. The unaudited pro forma combined balance sheet of the Borrower and its consolidated Subsidiaries as at December 31, 2000 (including the notes thereto) and the unaudited combined pro forma statement of income of the Borrower and its consolidated Subsidiaries for the twelve-month period ending December 31, 2000, copies of which have heretofore been furnished to each Lender, have been prepared giving effect (as if the merger had occurred on January 1, 2000) to the consummation of the merger of America Online and Time Warner. The financial statements described in this paragraph have been prepared based on the best information available to the Borrower as of the date of delivery thereof and present fairly on a pro forma basis the estimated combined financial position of the Borrower and its consolidated Subsidiaries as of December 31, 2000 and the combined results of their operations for the twelve-month period then ended, assuming that the merger of America Online and Time Warner occurred on January 1, 2000.

Option 2. Since December 31, 2000, there has been no material adverse change in the business, assets, operations or financial condition of the Borrower and its Subsidiaries, taken as a whole (assuming, for the purposes of this representation, that the business, assets, operations and financial condition of the Borrower as of December 31, 2000 were as adjusted for the combination of America Online and Time Warner).

     (e) Properties. (n) Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property, except for defects in title that could not reasonably be expected to result in a Material Adverse Effect.

Option 1. Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     (f) Litigation and Environmental Matters. (o) There are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) which could reasonably be expected to be adversely determined and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions.

Option 1. Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (x) neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability or (iii) has received notice of any claim with respect to any Environmental Liability and (y) the Borrower has no knowledge of any basis for any Environmental Liability on the part of any of its Restricted Subsidiaries.

     (g) Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

     (h) Government Regulation. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, (b) a "holding company" as defined in, or subject to regulation under, the Public

Utility Holding Company Act of 1935, or (c) is subject to any other statute or regulation which regulates the incurrence of indebtedness for borrowed money, other than, in the case of this clause (c), Federal and state securities laws and as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

     (i) Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except
(a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

     (j) ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

     (k) Disclosure. As of the date hereof and the Effective Date, all information heretofore or contemporaneously furnished by or on behalf of the Borrower or any Subsidiary (including all information contained in the Credit Documents, the Confidential Memorandum dated March 2001 and the annexes, schedules and other attachments thereto but not including any projected financial statements), when taken together with the reports and other filings with the SEC made under the Exchange Act by any Credit Party since December 31, 1999, is, and all other such information hereafter furnished, including all information contained in any of the Credit Documents, including any annexes or schedules thereto, by or on behalf of the Borrower or any Subsidiary to or on behalf of any Lender is and will be (as of their respective dates and the Effective Date), true and accurate in all material respects and not incomplete by omitting to state a material fact to make such information not misleading as such time. There is no fact of which the Borrower or any Guarantor is aware which has not been disclosed to the Lenders in writing pursuant to the terms of this Agreement prior to the date hereof and which, singly or in the aggregate with all such other facts of which the Borrower or any Guarantor is aware, could reasonably be expected to result in a Material Adverse Effect. All statements of fact and representation concerning the present and anticipated business, operations and assets of the Borrower and any Subsidiary, the Credit Documents and the transactions referred to therein are true and correct in all material respects.

     4.
Conditions

     (a) Effective Date. The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

                           (1) Credit Documents. The Administrative Agent (or
                  its counsel) shall have received (i) this Agreement executed and delivered by each party hereto and (ii) a Guarantee, executed and delivered by each of the Guarantors.

                           (2) Opinion of Counsel. The Administrative Agent
                  shall have received the favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) Cravath, Swaine & Moore, counsel for the Credit Parties, and (ii) in-house counsel to the Credit Parties, in each case in form and substance reasonably satisfactory to the Administrative Agent. The Borrower hereby requests each such counsel to deliver such opinions.

                           (3) Closing Certificate. The Administrative Agent
                  shall have received a certificate from each Credit Party, in form and substance reasonably satisfactory to the Administrative Agent, dated the Effective Date and signed by the president, a vice president, a financial officer or an equivalent officer of such Credit Party, including, in the case of the Borrower, confirmation of compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

                           (4) Fees. The Borrower shall have paid all fees
                  required to be paid on or before the Effective Date by the Borrower in connection the revolving credit facility provided for in this Agreement.

Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., New York City time, on April 9, 2001 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

     (b) Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

                           (1) The representations and warranties of the Credit
                  Parties set forth in the Credit Documents (other than those set forth in Sections 3.04(c) and 3.06(a) on any date other than the Effective Date) shall be true and correct in all material respects on and as of the date of such Borrowing.

                           (2) At the time of and immediately after giving
                  effect to such Borrowing no Default or Event of Default shall have occurred and be continuing.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

     5.
Affirmative Covenants

                  Until the Commitments have expired or been terminated and the principal of and interest on each Loan, all fees payable hereunder and all other Obligations shall have been paid in full (but with respect to such other Obligations only to the extent that actual amounts hereunder are owing at the time the Loans, together with interest and fees, have been paid in full), the Borrower (for itself and its Subsidiaries) covenants and agrees with the Lenders that:

                  (a) Financial Statements and Other Information. The Borrower will, and, until such time as TWE becomes a Guarantor, will cause TWE to furnish to, the Administrative Agent (with a copy for each Lender):

                           (1) within 105 days after the end of each fiscal year
                  of such Person, its audited consolidated balance sheet and related statements of operations, stockholders' equity (or partnership capital) and cash flows as of the end of and for such year and, with respect to the Borrower only, its unaudited Adjusted Financial Statements for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, and, (i) in the case of the audited financial statements, reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied and (ii) in the case of the Adjusted Financial Statements, certified by one of the Borrower's Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied; provided that, so long as no Default has occurred and is continuing, the Borrower shall not be required to furnish Adjusted Financial Statements for any fiscal year if all Unrestricted Subsidiaries of the Borrower (other than any such Unrestricted Subsidiaries that are already treated as equity investments on the Borrower's financial statements) on a combined basis would not have constituted a Material Subsidiary of the Borrower for such fiscal year;

                           (2) within 60 days after the end of each of the first
                  three fiscal quarters of each fiscal year of such Person, its consolidated balance sheet and related statements of operations, stockholders' equity (or partnership capital) and cash flows and, with respect to the Borrower only, its Adjusted Financial Statements as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of the Borrower's Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; provided that, so long as no Default has occurred and is continuing, the Borrower shall not be required to furnish Adjusted Financial Statements for any fiscal quarter if all Unrestricted Subsidiaries of the Borrower (other than any such Unrestricted Subsidiaries that are already treated as equity investments on the Borrower's financial statements) on a combined basis would not have constituted a Material Subsidiary of the Borrower for such fiscal quarter;

                           (3) concurrently with any delivery of financial
                  statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.01, 6.02, 6.03 and 6.08 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

                           (4) promptly after the same become publicly
                  available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the SEC or with any national securities exchange, or distributed by the Borrower or any of its Subsidiaries to its security holders generally, as the case may be (other than registration statements on Form S-8, filings under Sections 16(a) or 13(d) of the Exchange Act and routine filings related to employee benefit plans); and

                           (5) promptly following any request therefor, such
                  other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request (it being understood that the Borrower shall not be required to provide any information or documents which are subject to confidentiality provisions the nature of which prohibit such disclosure).

                  Information required to be delivered pursuant to paragraphs
(a), (b) and (d) shall be deemed to have been delivered on the date on which the Borrower provides notice to the Administrative Agent that such information has been posted on the Borrower's website on the internet at the website address listed on the signature pages of such notice, at www.sec.gov or at another website identified in such notice and accessible by the Lenders without charge; provided that the Borrower shall deliver paper copies of the reports and financial statements referred to in paragraphs (a), (b) and (d) of this Section
5.01 to the Administrative Agent or any Lender who requests the Borrower to deliver such paper copies until written notice to cease delivering paper copies is given by the Administrative Agent or such Lender.

     (b) Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following, upon any such event becoming known to any Responsible Officer of the Borrower:

                           (1) the occurrence of any Default;

                           (2) the filing or commencement of any action, suit or
                  proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

                           (3) the occurrence of any ERISA Event that, alone or
                  together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $100,000,000; and

                           (4) any other development that results in, or could
                  reasonably be expected to result in, a Material Adverse
                  Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

     (c) Existence; Conduct of Business. The Borrower will, and will cause each of its Restricted Subsidiaries which are Material Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.04.

     (d) Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

     (e) Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Restricted Subsidiaries to, (a) keep and maintain all property material to the conduct of its business (taken as a whole) in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations (it being understood that, to the extent consistent with prudent business practice, a program of self-insurance for first or other loss layers may be utilized).

     (f) Books and Records; Inspection Rights. The Borrower will, and will cause each of its Restricted Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine its books and records, and to discuss its affairs, finances and condition with its officers and, so long as a representative of the Borrower is present, or the Borrower has consented to the absence of such a representative, independent accountants (in each case subject to the Borrower's or its Restricted Subsidiaries' obligations under applicable confidentiality provisions), all at such reasonable times and as often as reasonably requested.

     (g) Compliance with Laws. The Borrower will, and will cause each of its Restricted Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  (h) Use of Proceeds. The proceeds of the Loans will be used only for general corporate purposes, including commercial paper backup. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

     (i) Fiscal Periods; Accounting.

                  The Borrower will keep the same financial reporting periods as are in effect on the date hereof.

     6.
Negative Covenants

                  Until the Commitments have expired or terminated and the principal of and interest on each Loan, all fees payable hereunder and all other Obligations have been paid in full (but with respect to such other Obligations only to the extent that actual amounts hereunder are owing at the time the Loans, together with interest and fees, have been paid in full), the Borrower covenants and agrees with the Lenders that:

     (a) Financial Covenants.

                           (1) The Consolidated Leverage Ratio of the Borrower
                  and its Restricted Subsidiaries as of the last day of any fiscal quarter of the Borrower (commencing with the first fiscal quarter ending after the Effective Date) will not exceed 4.50 to 1.00.

                           (2) The Consolidated Net Worth of the Borrower at any
                  time will not be less than $125,000,000,000.

     (b) Indebtedness.

                           (1) The Borrower will not permit any of its
                  Restricted Subsidiaries (other than (i) a Credit Party or (ii) TWE and the consolidated Subsidiaries of TWE) to, create, incur, assume or permit to exist any Indebtedness, except:

           (i) with respect to all such Restricted Subsidiaries that are also Subsidiaries of Time Warner, Indebtedness of up to an aggregate principal amount of $650,000,000 at any one time outstanding;

                           (B) with respect to all such Restricted Subsidiaries
                  that are also Subsidiaries of America Online, Indebtedness of up to an aggregate principal amount of $350,000,000 at any one time outstanding;

                           (C) Indebtedness of any such Restricted Subsidiary to
                  the Borrower or any Subsidiary;

                           (D) Guarantee Obligations of any such Restricted
                  Subsidiary with respect to Indebtedness of the Borrower or any wholly owned Restricted Subsidiary;

                           (E) Indebtedness of any such Restricted Subsidiary
                  incurred to finance the acquisition, construction or improvement of any property, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such property or secured by a Lien on any such property prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that the aggregate principal amount of Indebtedness permitted by this clause (v) with respect to any such property shall not exceed 110% of the purchase price for, or the cost of construction or improvement of, such property;

                           (F) Indebtedness of any Person that becomes a
                  Restricted Subsidiary after the date hereof; provided that (x) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (y) such Indebtedness does not, directly or indirectly, have recourse (including by way of setoff) to the Borrower or any of its Restricted Subsidiaries or any asset thereof other than to the Person so acquired and its Subsidiaries and the assets of the Person so acquired and its Subsidiaries; and

                           (G) Film Financings.

Option 2. The Borrower will not permit TWE or any of its consolidated Subsidiaries to create, incur or assume any Indebtedness unless, after giving effect to the creation, incurrence or assumption of such Indebtedness, the Consolidated Leverage Ratio of TWE will not exceed (i) at any time when 95% or more of the Capital Stock of TWE is, directly or indirectly, owned (beneficially or of record) or held by the Borrower, 4.50 to 1.00 and (ii) at any other time,
5.00 to 1.00; provided, that once TWE becomes a Guarantor this paragraph 6.02(b) shall cease to apply.

     (c) Liens. The Borrower will not, and will not permit any of its Restricted Subsidiaries, to create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:

                           (1) any Lien on any property or asset of the Borrower
                  or any Subsidiary existing on the date hereof; provided, that such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewal and replacements thereof that do not increase the outstanding principal amount thereof and such Liens do not secure an aggregate principal amount of Indebtedness in excess of $100,000,000 or apply to property or assets of the Borrower and its Restricted Subsidiaries in excess of $100,000,000;

                           (2) any Lien existing on any property or asset prior
                  to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such

                  Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

                           (3) Liens on property acquired, constructed or
                  improved by the Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (v) of Section 6.02, (ii) the Indebtedness secured thereby does not exceed 110% of the cost of acquiring, constructing or improving such property and (iii) such security interests shall not apply to any other property or assets of the Borrower or any of its Subsidiaries;

                           (4) Liens to secure Film Financings; provided that
                  such Liens shall extend only to the property or assets acquired with such Film Financing;

                           (5) Liens on Capital Stock of Time Warner and
                  proceeds therefrom securing Stock Option Loans to the extent contemplated by the definition thereof;

                           (6) any Copyright Liens securing obligations
                  specified in the definition thereof;

                           (7) Liens securing Indebtedness of the Borrower or
                  any Restricted Subsidiary and owing to such Borrower or to a Restricted Subsidiary of such Borrower;

                           (8) Liens on interests in or investments in any
                  Unrestricted Subsidiary or in any other Person that is not a Subsidiary of the Borrower securing Indebtedness of such Unrestricted Subsidiary or such other Person;

                           (9) Liens for taxes, assessments or governmental
                  charges or levies not yet due and payable or which are being contested in good faith by appropriate proceedings;

                           (10) Liens incidental to the ordinary conduct of the
                  Borrower's business or the ownership of its assets which were not incurred in connection with the borrowing of money, such as carrier's, warehousemen's, materialmen's, landlord's and mechanic's liens, and which do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the ordinary course of its business; and

                           (11) other Liens in respect of property or assets of
                  the Borrower or any Restricted Subsidiary so long as at the time of the securing of any obligations related thereto, the aggregate principal amount of all such secured obligations does not exceed 5% of the Consolidated Total Assets of the Borrower at such time (it being understood that any Lien permitted under any other clause in this Section 6.03 shall not be included in the computation described in this paragraph).

     (d) Mergers, Etc. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or a substantial portion of the Borrower's consolidated assets, or all or a substantial portion of the stock of all of its Restricted Subsidiaries, taken as a whole (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, unless (a) at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing and (b) after giving effect to any such transaction, the business, taken as a whole, of the Borrower and its Restricted Subsidiaries shall not have been altered in a fundamental and substantial manner from that conducted by them, taken as a whole, immediately prior to the Effective Date, provided that (i) the Borrower shall not merge into or consolidate with such other Person, unless the Borrower shall survive such consolidation or merger, and (ii) the Borrower shall not liquidate or dissolve or permit any Guarantor to liquidate or dissolve except into the Borrower or another Guarantor.

     (e) Investments. The Borrower will not, and will not cause or permit any of its Restricted Subsidiaries to, make any Investment (other than any Investment in the ordinary course of the operation of its business) if, before or after giving effect to the commitment thereto on a pro forma basis, a Default shall have occurred and be continuing.

                  SECTION 1.02. Restricted Payments. The Borrower will not declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except the Borrower may (a) declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock and
(b) make Restricted Payments so long as after giving effect to the making of such Restricted Payment, no Default shall have occurred and be continuing on a pro forma basis.

     (f) Transactions with Affiliates. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any material transaction with any of its Affiliates, except (a) transactions entered into prior to the date hereof or contemplated by any agreement entered into prior to the date hereof, (b) in the ordinary course of business or at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (c) transactions between or among the Borrower and its Restricted Subsidiaries or between or among Restricted Subsidiaries,
(d) any arrangements with officers, directors, representatives or other employees of the Borrower and its Subsidiaries relating specifically to employment as such and (e) transactions that are otherwise permitted by this Agreement.

     (g) Unrestricted Subsidiaries. (a) Schedule 6.08 sets forth those Subsidiaries (other than a Guarantor) of the Borrower that have been designated as Unrestricted Subsidiaries as of the date hereof. The Borrower may designate any other of its Subsidiaries (other than a Guarantor) as Unrestricted Subsidiaries from time to time in compliance with the provisions of this
Section 6.08. The Borrower will not designate any of its Subsidiaries as an Unrestricted Subsidiary unless (i) such Subsidiary is designated as an Unrestricted Subsidiary within 90 days of the time it becomes a Subsidiary; and (ii) at the time such Subsidiary is designated as an Unrestricted Subsidiary, before and after giving effect to such designation on a pro forma basis, no Default shall have occurred and be continuing, as shown in an Officers' Certificate delivered to the Administrative Agent at the time of such designation. Such Officers' Certificate shall also state the specific purpose for which such designation is being made. All Subsidiaries of Unrestricted Subsidiaries shall be Unrestricted Subsidiaries.

Option 1. The Borrower will not designate or re-designate any Unrestricted Subsidiary as a Restricted Subsidiary, unless at the time such Unrestricted Subsidiary is so designated or re-designated as a Restricted Subsidiary, before and after giving effect to such designation or re-designation on a pro forma basis, no Default shall have occurred and be continuing, as shown in an Officer's Certificate delivered to the Administrative Agent at the time of such designation or re-designation.

     7.
Events of Default

                  If any of the following events ("Events of Default") shall occur:

                           (1) the Borrower shall fail to pay any principal of
                  any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

                           (2) the Borrower shall fail to pay any interest on
                  any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

                           (3) any representation or warranty made or deemed
                  made by or on behalf of any Credit Party in any Credit Document or any amendment or modification thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Credit Document or any amendment or modification thereof, shall prove to have been incorrect in any material respect when made or deemed made;

                           (4) the Borrower shall fail to observe or perform any
                  covenant, condition or agreement contained in Section 5.02 or
                  5.03 (with respect to the Borrower's existence) or in Article VI;

                           (5) any Credit Party shall fail to observe or perform
                  any covenant, condition or agreement contained in the Credit Documents (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Borrower;

                           (6) the Borrower or any Subsidiary shall fail to make
                  any payment (whether of principal or interest and regardless of amount) in respect of any

                  Material Indebtedness, when and as the same shall become due and payable after giving effect to any applicable grace periods;

                           (7) any event or condition occurs that results in any
                  Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (after giving effect to any applicable grade periods) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

                           (8) an involuntary proceeding shall be commenced or
                  an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                           (9) the Borrower or any Material Subsidiary shall (i)
                  voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                           (10) the Borrower or any Material Subsidiary shall
                  become unable, admit in writing or fail generally to pay its debts as they become due;

                           (11) one or more judgments for the payment of money
                  in an aggregate amount in excess of $100,000,000 shall be rendered against the Borrower, any Material Subsidiary or any combination thereof or any action shall be legally taken by a judgment creditor (whose liquidated judgment, along with those of any other judgment creditor's, exceeds $100,000,000) to attach or levy upon any assets of the Borrower or any Material Subsidiary to enforce any such judgment, and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, vacated or bonded pending appeal;

                           (12) an ERISA Event shall have occurred that, when
                  taken together with all other ERISA Events (with respect to which the Borrower has a liability which has not yet been satisfied) that have occurred, could, reasonably be expected to result in a Material Adverse Effect;

                           (13) except as otherwise permitted by this Agreement,
                  any of the Guarantees shall cease, for any reason, to be in full force and effect or any Credit Party shall so assert; or

                           (14) a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

     8.
The Agents

                  Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

                  Each bank serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

                  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders (or, if so specified by this Agreement, all the Lenders), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or, if so specified by this Agreement, all the Lenders) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered under any Credit Document or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in the Credit Document, (iv) the validity, enforceability, effectiveness or genuineness of any Credit Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

                  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

                  Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor which, so long as no Event of Default is continuing, shall be reasonably acceptable to the Borrower. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring

Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

                  The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their Commitments in effect (or at any time after the Commitments have terminated, their Revolving Credit Exposure) on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Commitments (or, if the Commitments have terminated earlier, their Revolving Credit Exposures) immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

                  Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

                  Neither the Documentation Agent nor either Co-Syndication Agent shall have any duties or responsibilities hereunder in its capacity as such.

     9.
Miscellaneous

     (a) Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                           (1) if to the Borrower, to it at 75 Rockefeller
                  Plaza, New York, New York 10019, Attention of Chief Financial Officer, (Telecopy No. (212) 405-5213), with copies to its General Counsel (Telecopy No. (212) 258-3172);

                           (2) if to the Administrative Agent, to The Chase
                  Manhattan Bank, Agent Bank Services Group, One Chase Manhattan Plaza, New York, New York 10080, Attention of Donna Montgomery (Telecopy No. (212) 552-5700), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, Attention of Joan Fitzgibbon (Telecopy No. (212) 270-4164);

                           (3) if to the Swingline Lender, to it at The Chase
                  Manhattan Bank, Agent Bank Services Group, One Chase Manhattan Plaza, New York, New York 10080, Attention of Donna Montgomery (Telecopy No. (212) 552-5700); and

                           (4) if to any other Lender, to it at its address (or
                  telecopy number) set forth in its Administrative
                  Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

     (b) Waivers; Amendments. (b) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

Option 1. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any

Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,
(iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.16(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) release any material Guarantor without the written consent of each Lender, or (vi) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Swingline Lender hereunder without the prior written consent of the Administrative Agent or the Swingline Lender, as the case may be.

     (c) Expenses; Indemnity; Damage Waiver. (c) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Credit Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with any Credit Document, including its rights under this Section, or in connection with the Loans made hereunder, including in connection with any workout, restructuring or negotiations in respect thereof.

Option 1. The Borrower shall indemnify each Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Credit Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or willful misconduct of such Indemnitee.

Option 2. To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or the Swingline Lender under paragraph
(a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or the Swingline Lender, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Swingline Lender in its capacity as such.

Option 3. To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

Option 4. All amounts due under this Section shall be payable promptly after written demand therefor.

     (d) Successors and Assigns. (d) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender except in accordance with Section 6.04 (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

Option 1. Any Lender other than a Conduit Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment to a Lender or a Lender Affiliate, each of the Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Commitment or any Lender's obligations in respect of its Swingline Exposure and the Swingline Lender) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, (iv) except in the case of an assignment to an Affiliate of the Assigning Lender on or about the Effective Date, the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the

Administrative Agent an Administrative Questionnaire; provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under clause (h) or (i) of Article VII has occurred and is continuing. Upon acceptance and recording pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall (i) continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 9.03) and (ii) continue to be subject to the confidentiality provisions hereof. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section. Notwithstanding the foregoing, any Conduit Lender may assign at any time to its designating Lender hereunder without the consent of the Borrower or the Administrative Agent any or all of the Loans it may have funded hereunder and pursuant to its designation agreement and without regard to the limitations set forth in the first sentence of this Section.

Option 2. The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

Option 3. Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

Option 4. Any Lender other than a Conduit Lender may, without the consent of the Borrower, the Administrative Agent or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to
Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

Option 5. A Participant shall not be entitled to receive any greater payment under Section 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.15(f) as though it were a Lender.

Option 6. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

Option 7. The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (f) above.

Option 8. Each of the Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

     (e) Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.13, 2.14, 2.15 and
9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

     (f) Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

     (g) Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

     (h) Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

     (i) Governing Law; Jurisdiction; Consent to Service of Process. (e) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

Option 1. The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

Option 2. The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Option 3. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     (j) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A
TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO
(A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO
ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

     (k) Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

     (l) Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, provided that in connection with any such requirement by a subpoena or similar legal process, the Borrower is given prior notice to the extent such prior notice is permissible under the circumstances and an opportunity to object to such disclosure, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an express agreement for the benefit of the Borrower containing provisions substantially the same as those of this Section, to any (i) assignee (or Conduit Lender) of or Participant in, or any prospective assignee (or Conduit Lender) of or Participant in, any of its rights or obligations under this Agreement or
(ii) hedging agreement counterparty (or such contractual counterparty's professional advisor), (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information received from the Borrower, whether oral or written, relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information, including in accordance with Regulation FD as promulgated by the SEC.

     (m) Acknowledgements. The Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents;

                  (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                         AOL TIME WARNER INC.

                                         By  /s/ Raymond G. Murphy
                                                 --------------------------
                                             Name: Raymond G. Murphy
                                             Title: Vice President and Treasurer

                                        ABN AMRO BANK N.V.., individually and

                                        as Documentation Agent.

                                        By: /s/ David C. Carrington
                                            ------------------------------------
                                            Name: David C. Carrington
                                            Title: Group Vice President


                                        By: /s/ Thomas Rogers
                                            -----------------------------------
                                            Name: Thomas Rogers
                                            Title: Group Vice President

                                        THE CHASE MANHATTAN BANK,
                                        individually and as Administration Agent


                                        By: /s/ Tracey Navin Ewing
                                            ------------------------------------
                                            Name: Tracey Navin Ewing
                                            Title: Vice President

                                             BANCA COMMERCIALE ITALIANA-
                                             NEW YORK BRANCH


                                             By: /s/ Charles Dougherty
                                                 -------------------------------
                                                 Name: Charles Dougherty
                                                 Title: Vice President

                                             By: /s/ Frank Maffei
                                                 -------------------------------
                                                 Name: Frank Maffei
                                                 Title: Vice President

                                             BANK OF AMERICA, N.A., individually
                                             and as Co-Syndication Agent


                                             By: /s/ Sean W. Cassidy
                                                 -------------------------------
                                                 Name: Sean W. Cassidy
                                                 Title: Principal

                                              BANK OF TOKYO-MITSUBISHI TRUST
                                              COMPANY


                                              By: /s/ Eugene J. Nostrame
                                                  ------------------------------
                                                  Name: Eugene J. Nostrame
                                                  Title: Attorney-In-Fact

                                            THE BANK OF NOVA SCOTIA


                                            By: /s/ Vincent J. Fitzgerald, Jr.
                                                -------------------------------
                                                Name: Vincent J. Fitzgerald, Jr.
                                                Title: Authorized Signatory

                                             BARCLAYS BANK PLC


                                             By: /s/ Daniele Iacovone
                                                 -------------------------------
                                                 Name: Daniele Iacovone
                                                 Title: Director

                                             BAYERISCHE LANDESBANK
                                             GIROZENTRALE, CAYMAN ISLANDS BRANCH


                                             By: /s/ Hereward Drummond
                                                 -------------------------------
                                                 Name: Hereward Drummond
                                                 Title: Senior Vice President


                                             By: /s/ James H. Boyle
                                                 -------------------------------
                                                 Name: James H. Boyle
                                                 Title: Vice President

                                              BNP PARIBAS


                                              By: /s/ Nuala Marley
                                                  ------------------------------
                                                  Name: Nuala Marley
                                                  Title: Director


                                              By: /s/ Todd Rodgers
                                                  ------------------------------
                                                  Name: Todd Rodgers
                                                  Title: Associate

                                         CITIBANK, N.A., individually and as Co-
                                         Syndication Agent


                                         By: /s/ Julio Ojea Quintana
                                             -----------------------------------
                                             Name: Julio Ojea Quintana
                                             Title: Vice President

                                               COMMERZBANK AG, NEW YORK AND
                                               GRAND CAYMAN BRANCHES


                                               By: /s/ Robert Donohue
                                                   -----------------------------
                                                   Name: Robert Donohue
                                                   Title: Senior Vice President


                                               By: /s/ Peter Doyle
                                                   -----------------------------
                                                   Name: Peter Doyle
                                                   Title: Vice President

                                                CREDIT SUISSE FIRST BOSTON


                                                By: /s/ Kristin Lepri
                                                    ----------------------------
                                                    Name: Kristin Lepri
                                                    Title: Associate


                                                By: /s/ David L. Sawyer
                                                    ----------------------------
                                                    Name: David L. Sawyer
                                                    Title: Vice President

                                                THE DAI-ICHI KANGYO BANK, LTD.
                                                (d/b/a Mizuho Financial Group)


                                                By: /s/ Daniel Guevara
                                                    ----------------------------
                                                    Name: Daniel Guevara
                                                    Title: Vice President

                                            DEUTSCHE BANK AG NEW YORK
                                            BRANCH AND/OR CAYMAN ISLANDS BRANCH


                                            By: /s/ William W. McGinty
                                                --------------------------------
                                                Name: William W. McGinty
                                                Title: Director


                                            By: /s/ Irene Egues
                                                --------------------------------
                                                Name: Irene Egues
                                                Title:  Vice President

                                           DRESDNER BANK AG, NEW YORK and GRAND
                                           CAYMAN BRANCHES


                                           By: /s/ William E. Lambert
                                               ---------------------------------
                                               Name: William E. Lambert
                                               Title: Vice President


                                           By: /s/ Brian E. Haughney
                                               ---------------------------------
                                               Name: Brian E. Haughney
                                               Title: Assistant Vice President

                                           FLEET NATIONAL BANK


                                           By: /s/ Sue Anderson
                                               ------------------------------
                                                 Name: Sue Anderson
                                                 Title: Director

                                           THE FUJI BANK, LIMITED
                                           (d/b/a Mizuho Financial Group)


                                           By: /s/ John D. Doyle
                                               ---------------------------------
                                               Name: John D. Doyle
                                               Title: Vice President & Manager

                                           ING BANK N.V.


                                           By: /s/ Michael Fenlon
                                               ---------------------------------
                                               Name: Michael Fenlon
                                               Title: Manager


                                           By: /s/ Peter Nabney
                                               ---------------------------------
                                               Name: Peter Nabney
                                               Title: Country Manager

                                           HSBC BANK USA


                                           By: /s/ Johan Sorensson
                                               ---------------------------------
                                               Name: Johan Sorensson
                                               Title: First Vice President

                                           LEHMAN COMMERCIAL PAPER INC.


                                           By: /s/ G. Andrew Keith
                                               ---------------------------------
                                               Name: G. Andrew Keith
                                               Title: Authorized Signatory

                                   LLOYDS TSB BANK PLC


                                   By: /s/ Windsor R. Davies
                                       -----------------------------------------
                                       Name: Windsor R. Davies
                                       Title: Director, Corporate Banking, USA


                                   By: /s/ Michael J. Gilligan
                                       -----------------------------------------
                                       Name: Michael J. Gilligan
                                       Title: Director, Financial Institutions,
                                              USA

                                           MERRILL LYNCH BANK USA


                                           By: /s/ D. Kevin Imlay
                                               ---------------------------------
                                               Name: D. Kevin Imlay
                                               Title: Senior Lending Officer

                                           NATIONAL AUSTRALIA BANK
                                           LIMITED, A.C.N. 004044937


                                           By: /s/ Eduardo Salazar
                                               ---------------------------------
                                               Name: Eduardo Salazar
                                               Title: Sector Head, Media &
                                                      Entertainment

                                     NORDDEUTSCHE LANDESBANK
                                     GIROZENTRALE NEW YORK BRANCH
                                     and /or CAYMAN ISLANDS BRANCH


                                     By: /s/ Stephen K. Hunter
                                         ---------------------------------------
                                         Name: Stephen K. Hunter
                                         Title: Senior Vice President & Deputy
                                                General Manager


                                     By: /s/ Stephanie Finnen
                                         ---------------------------------------
                                         Name: Stephanie Finnen
                                         Title: Vice President

                                           SUMITOMO MITSUI BANKING CORPORATION


                                           By: /s/ Peter R. C. Knight
                                               ---------------------------------
                                               Name: Peter R. C. Knight
                                               Title: Senior Vice President

                                           SUNTRUST BANK


                                           By: /s/ Thomas C. Palmer
                                               ---------------------------------
                                               Name: Thomas C. Palmer
                                               Title: Director

                                    THE SANWA BANK, LIMITED, NEW
                                    YORK BRANCH


                                    By: /s/ Joseph E. Leo
                                        ---------------------------------
                                        Name: Joseph E. Leo
                                        Title: Vice President and Area Manager

                                           THE ROYAL BANK OF SCOTLAND PLC


                                           By: /s/ Lee Morse
                                               ---------------------------------
                                               Name: Lee Morse
                                               Title: Vice President

                                           WACHOVIA BANK, N.A.


                                           By: /s/ Charles D. Barham, III
                                               ---------------------------------
                                               Name: Charles D. Barham, III
                                               Title: Vice President

                                           WESTDEUTSCHE LANDESBANK
                                           GIROZENTRALE, NEW YORK BRANCH


                                           By: /s/ Pascal Kabemba
                                               ---------------------------------
                                               Name: Pascal Kabemba
                                               Title: Associate Director


                                           By: /s/ Lucie L. Guernsey
                                               ---------------------------------
                                               Name: Lucie L. Guernsey
                                               Title:  Director

                                FORM OF GUARANTEE

         GUARANTEE, dated as of April 6, 2001, made by AMERICA ONLINE, INC., a Delaware corporation, TIME WARNER INC., a Delaware Corporation, TURNER BROADCASTING SYSTEM, INC., a Georgia corporation, TIME WARNER COMPANIES, INC., a Delaware corporation, and TWI CABLE INC., a Delaware corporation (each, a "Guarantor", and collectively, the "Guarantors"), in favor of THE CHASE MANHATTAN BANK, as administrative agent (in such capacity, the "Administrative Agent") for the lenders (the "Lenders") parties to the Credit Agreement, dated as of April 6, 2001 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among AOL Time Warner Inc., (the "Borrower"), the Lenders, Citibank, N.A. and Bank of America, N.A., as co-syndication agents, ABN Amro, N.V., as documentation agent, and the Administrative Agent.


                              W I T N E S S E T H:



         WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Borrower upon the terms and subject to the conditions set forth therein;

         WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to the Borrower under the Credit Agreement that the Guarantors shall have executed and delivered this Guarantee to the Administrative Agent for the ratable benefit of the Lenders; and

         WHEREAS, each Guarantor is an affiliate of the Borrower, and it is to the advantage of each Guarantor that the Lenders make the Loans to the Borrower.


         NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective loans to the Borrower under the Credit Agreement, each Guarantor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:


         10. Defined Terms. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         (b) As used herein, "Obligations" means the collective reference to the unpaid principal of and interest on the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent and the Lenders (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement or any other Credit Document, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of the Credit Agreement or any other Credit Document).

         (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and section and paragraph references are to this Guarantee unless otherwise specified.

         (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         11. Guarantee. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably guarantees to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

         (b) This Guarantee shall remain in full force and effect until the Obligations are paid in full and the Commitments are terminated, notwithstanding that from time to time prior thereto the Borrower may be free from any Obligations.

         (c) Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability hereunder, it will notify the Administrative Agent and such Lender in writing that such payment is made under this Guarantee for such purpose.

         (d) Anything herein or in any other Credit Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Credit Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 3).

         (e) No payment or payments made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any setoff or appropriation or payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder who shall, notwithstanding any such payment or payments (other than payments made by such Guarantor in respect of the Obligations or payments received or collected from such Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Obligations are paid in full and the Commitments are terminated.

         12. Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder who has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 5 hereof. The provisions of this Section shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the Lenders, and each Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Guarantor hereunder.

         13. Right of Setoff. Each Guarantor hereby authorizes each Lender at any time and from time to time when any amounts owed by the Borrower under the Credit Agreement are due and payable and have not been paid (taking into account any applicable grace periods), to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final), at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of such Guarantor against any of and all of the obligations of such Guarantor to such Lender hereunder now or hereafter existing under the Credit Agreement or any other Credit Document whether or not such Lender has made any demand for payment. Each Lender shall notify such Guarantor promptly of any such setoff and the application made by such Lender of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this paragraph are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

         14. No Subrogation. Notwithstanding any payment or payments made by any Guarantor hereunder, or any setoff or application of funds of any Guarantor by any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or against any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrower on account of the Obligations are paid in full and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

         15. Amendments, etc. with Respect to the Obligations; Waiver of Rights. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor, and without notice to or further assent by any Guarantor, (a) any demand for payment of any of the Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender, and any of the Obligations continued,
(b) the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, (c) the Credit Agreement and any other Credit Document may be amended, modified, supplemented or terminated, in whole or in part, and (d) any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto.

         16. Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Guarantee or acceptance of this Guarantee; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between the Borrower or any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any Guarantor with respect to the Obligations. This Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of the Credit Agreement or any other Credit Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, setoff or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent or any Lender, or
(c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or any Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower from the Obligations, or of such Guarantor under this Guarantee, in bankruptcy or in any other instance. When making a demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent and any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any such other Guarantor or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any such other Guarantor or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

         17. Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

         18. Payments. Each Guarantor hereby agrees that the Obligations will be paid to the Administrative Agent without setoff or counterclaim in U.S. dollars at the office of the Administrative Agent located at 270 Park Avenue, New York, New York 10017.

         19. Representations and Warranties. To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Guarantor hereby represents and warrants to the Administrative Agent and each Lender that the representations and warranties set forth in Article III of the Credit Agreement (other than those set forth in Sections 3.04(c) and 3.06(a) on any date other than the Effective Date) as they relate to such Guarantor or to the Credit Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, and the Administrative Agent and each Lender shall be entitled to rely on each of them as if they were fully set forth herein (it being understood that any representation or warranty set forth in Article III of the Credit Agreement that is qualified by a reference to the Borrower and its Subsidiaries taken as a whole shall not be deemed to apply to the Guarantor individually).

         The Guarantors agree that the foregoing representation and warranty shall be deemed to have been made by each Guarantor and shall be true and correct in all material respects on the date of each borrowing by the Borrower under the Credit Agreement on and as of such date of borrowing as though made hereunder on and as of such date.

         20. Authority of Administrative Agent. Each Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Guarantee with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guarantee shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and any or all of the Guarantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

         21. Notices. All notices, requests and demands to or upon the Administrative Agent, any Lender or any Guarantor shall be effected in the manner provided in Section 9.01 of the Credit Agreement; any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1 hereto.

         22. Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         23. Integration. This Guarantee and the other Credit Documents represent the agreement of each Guarantor with respect to the subject matter hereof and there are no promises or representations by the Guarantor, the Administrative Agent or any Lender relative to the subject matter hereof not reflected herein or in the other Credit Documents.

         24. Amendments in Writing. None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the applicable Guarantor and the Administrative Agent, provided that any right, power or privilege of the Administrative Agent or the Lenders arising under this Guarantee may be waived by the Administrative Agent and the Lenders in a letter or agreement executed by the Administrative Agent; provided, further, that no such amendment or waiver shall release any material Guarantor from their obligations hereunder without the written consent of each Lender.

         25. No Waiver; Cumulative Remedies. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to paragraph 15 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

         26. Section Headings. The section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         27. Successors and Assigns. This Guarantee shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns; provided that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Guarantee without the prior written consent of the Administrative Agent.

         28. Enforcement Expenses. Each Guarantor agrees, jointly and severally, to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in collecting against such Guarantor under this Guarantee or otherwise enforcing or protecting any rights under this Guarantee and the other Credit Documents to which such Guarantor is a party, including, without limitation, the fees and disbursements of counsel to each Lender and of counsel to the Administrative Agent.

         29. Counterparts. This Guarantee may be executed by one or more of the Guarantors on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         30. Acknowledgements.

                  Each Guarantor hereby acknowledges that:

         (a) it has been advised by counsel in the negotiation, execution and delivery of this Guarantee;

         (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Guarantee or any other Credit Document, and the relationship between any or all of the Guarantors, on the one hand, and the Administrative Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

         (c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Guarantors and the Lenders.

         31. GOVERNING LAW. This Guarantee shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

         32. Jurisdiction; Consent to Service of Process. (a) Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guarantee, or for recognition or enforcement of any judgment, and each Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guarantee shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Guarantee against any Guarantor or its properties in the courts of any jurisdiction.

         (b) Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guarantee in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (c) Each Guarantor irrevocably consents to service of process in the manner provided for notices in Section 12 of this Guarantee. Nothing in this Guarantee will affect the right of any party to this Guarantee to serve process in any other manner permitted by law.

         33. WAIVER OF JURY TRIAL. EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

                                            AMERICA ONLINE, INC.

                                            By:_________________________________
                                               Name:
                                               Title:




                                            TIME WARNER INC.

                                            By:_________________________________
                                               Name:
                                               Title:




                                            TURNER BROADCASTING SYSTEM, INC.

                                            By:_________________________________
                                               Name:
                                               Title:




                                            TIME WARNER COMPANIES, INC.

                                            By:_________________________________
                                               Name:
                                               Title:




                                            TWI CABLE INC.

                                            By:_________________________________
                                               Name:
                                               Title:






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                                                                      Schedule I
                                                                    to Guarantee
                               Address for Notices
AMERICA ONLINE, INC.
2200 AOL Way
Dulles, VA 20166
Attention: Chief Financial Officer
Telecopy No. 703-265-6481
Attention: General Counsel
Telecopy No. 703-265-3992

TIME WARNER INC.
75 Rockefeller Plaza
New York, NY 10019
Attention: Treasurer
Telecopy No. 212-258-3020
Attention: General Counsel
Telecopy No. 212-258-3172

TURNER BROADCASTING SYSTEM, INC.
1 CNN Center
Atlanta, GA 30348
Attention: Chief Financial Officer
Telecopy No. 404-827-4069
Attention: General Counsel
Telecopy No. 404-827-2381

TIME WARNER COMPANIES, INC.
75 Rockefeller Plaza
New York, NY 10019
Attention: Treasurer
Telecopy No. 212-258-3020
Attention: General Counsel
Telecopy No. 212-258-3172

TWI CABLE INC.
75 Rockefeller Plaza
New York, NY 10019
Attention: Treasurer
Telecopy No. 212-258-3020
Attention: General Counsel
Telecopy No. 212-258-3172